      As filed with the Securities and Exchange Commission on May 16, 2000.

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  PROVANT, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                 04-3395167
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

               67 BATTERYMARCH STREET, SUITE 400, BOSTON, MA 02110
               ---------------------------------------------------
                    (Address of principal executive offices)


                     STOCK OPTION AGREEMENT (225,000 Shares)

                 SENN-DELANEY LEADERSHIP CONSULTING GROUP, INC.
             NON-QUALIFIED STOCK OPTION AGREEMENTS (350,608 Shares)

                  SENN-DELANEY LEADERSHIP CONSULTING U.K., LTD.
              NON-QUALIFIED STOCK OPTION AGREEMENTS (1,604 Shares)
                              (Full title of plans)


        CURTIS M. UEHLEIN                                  Copy to:
          PROVANT, INC.                             JAMES E. DAWSON, ESQ.
67 BATTERYMARCH STREET, SUITE 400                NUTTER, MCCLENNEN & FISH, LLP
         BOSTON, MA 02110                            ONE INTERNATIONAL PLACE
          (617) 261-1600                        BOSTON, MASSACHUSETTS 02110-2699
  (Name, address and telephone                          (617) 439-2000
  number of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           Proposed maximum     Proposed maximum
    Title of each class of           Amount being           offering price     aggregate offering       Amount of
  securities to be registered         registered              per share              price          registration fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,                        225,000 Shares(1)         $16.375000         $3,684,375.00          $  972.68
$.01 par value per share             350,608 Shares(1)           0.600388(2)         210,500.94(2)           55.57(2)
                                       1,604 Shares(1)           0.934032              1,498.19               0.40
                                                                                                         ---------
                                                                                                         $1,028.65
                                                                                                         =========
====================================================================================================================

(1) This Registration Statement covers 225,000 shares of Common Stock that may be issued to an officer and director of PROVANT, Inc. (the "Company") pursuant to a stock option agreement, 350,608 shares of Common Stock that may be issued to certain employees of a subsidiary of the Company pursuant to stock option agreements that were assumed by the Company in connection with its acquisition of Senn-Delaney Leadership Consulting Group, Inc., and 1,604 shares of Common Stock that may be issued to certain employees of a subsidiary of the Company pursuant to stock option agreements that were assumed by the Company in connection with its acquisition of Senn-Delaney Leadership Consulting U.K., Ltd. In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said stock option agreements as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated based on the weighted average of (i) 273,592 shares of Common Stock issuable at a price of $0.519384 per share and (ii) 77,016 shares of Common Stock issuable at a price of $0.888147 per share.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     PROVANT, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for fiscal year ended June 30,1999;

     (b) The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1999;

     (c) The Company's Quarterly Report on Form 10-Q for the three months ended December 31, 1999;

     (d) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2000;

     (e) The Company's Current Report on Form 8-K as filed with the Commission on December 29, 1999, as amended on January 21, 2000; and

     (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-23989) as updated in the Company's Registration Statement on Form S-1 (File No. 333-46157).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the law of the State of Delaware.

     The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     The Certificate of Incorporation and the Company's By-laws also provide that each person who was or is made party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or is or was serving at the request of the Company as a director or officer of any other enterprise, including service with respect to employee benefit plans) shall be indemnified and held harmless by the Company, to the fullest extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Company's By-laws allow for similar rights of indemnification to be afforded, in the Company's discretion, to its employees and agents.

Any person seeking indemnification under the By-laws shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     The Company maintains an indemnification insurance policy that covers all directors and officers of the Company and may cover directors and officers of its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         ---------
     See the exhibit index immediately preceding the exhibits attached hereto.

ITEM 9.  UNDERTAKINGS.
         ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's Certificate of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will,

Any person unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 16th day of May 2000.

                                      PROVANT, INC.

                                      By: /s/ Curtis M. Uehlein
                                         --------------------------------
                                         Curtis M. Uehlein
                                         President and Chief Executive Officer


                                                  POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Dominic J. Puopolo, Rajiv Bhatt and James E. Dawson, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                    Signatures                                          Title                          Date
                    ----------                                          -----                          ----

/s/ Curtis M. Uehlein                                                  President,                   May 16, 2000
------------------------------------                    Chief Executive Officer and Director
CURTIS M. UEHLEIN


/s/ Paul M. Verrochi                                                    Director                    May 16, 2000
------------------------------------
PAUL M. VERROCHI


/s/ John H. Zenger                                            Vice Chairman and Director            May 16, 2000
------------------------------------
JOHN H. ZENGER


                    Signatures                                          Title                           Date
                    ----------                                          -----                           ----

/s/ Dominic J. Puopolo                                       Vice Chairman and Director             May 16, 2000
---------------------------------------
DOMINIC J. PUOPOLO


/s/ Rajiv Bhatt                                          Executive Vice President, Treasurer,       May 16, 2000
---------------------------------------             Chief Financial Officer and Chief Accounting
RAJIV BHATT                                                            Officer

                                                                                                    May 16, 2000
/s/ Herbert A. Cohen                                                   Director
---------------------------------------
HERBERT A. COHEN


/s/ Michael J. Davies                                                  Director                     May 16, 2000
----------------------------------------
MICHAEL J. DAVIES


/s/ Bert Decker                                                        Director                     May 16, 2000
----------------------------------------
BERT DECKER


/s/ Paul C. Green                                                      Director                     May 16, 2000
----------------------------------------
PAUL C. GREEN, PH.D.


                                                                       Director
----------------------------------------
DAVID B. HAMMOND

/s/ John R. Murphy                                               Chairman of the Board              May 16, 2000
-----------------------------------------
JOHN R. MURPHY



                    Signatures                                          Title                         Date
                    ----------                                          -----                         ----

/s/ Ester T. Smith                                                     Director                   May 16, 2000
---------------------------------------
ESTHER T. SMITH



/s/ A. Carl von Sternberg                                              Director                   May 16, 2000
---------------------------------------
A. CARL VON STERNBERG



/s/ Marc S. Wallace                                                    Director                   May 16, 2000
---------------------------------------
MARC S. WALLACE


                                  EXHIBIT INDEX


EXHIBIT NO.          TITLE
-----------          -----

    4.1              Stock Option Agreement (225,000 Shares)

    4.2              Form of Senn-Delaney Leadership Consulting Group, Inc.
                     Stock Option Agreement (350,608 Shares)

    4.3              Form of Senn-Delaney Leadership Consulting U.K., Ltd.
                     Stock Option Agreement (1,604 Shares)

    4.4              Roll-Over Stock Option Assumption Agreement

    5                Opinion of Nutter, McClennen & Fish, LLP

   23.1              Consent of Nutter, McClennen & Fish, LLP
                     (contained in Exhibit 5)

   23.2              Consent of KPMG LLP

   23.3              Consent of Friedman & Fuller, P.C.


   24                Power of Attorney
                     (contained in the signature page to this Registration Statement)